UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HARTE HANKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 9, 2026
Dear Fellow Stockholders:
In 2025, we took meaningful actions to streamline our business and strengthen our foundation. We remained focused on margin expansion and disciplined capital allocation to enhance shareholder value. These actions delivered on our stated outlook and achieved positive EBITDA in 2025. As we move into 2026, our goal is to deepen our existing customer relationships to drive even more profitable growth and long-term value for shareholders. With this in mind, let’s review our performance in 2025 and discuss our strategic priorities for 2026.
A Year Ending with Meaningful Performance Improvements – With More Work to Do
Throughout 2025, we continued to make operational improvements while removing obstacles to growth. These initiatives have generated significant cost savings, avoided multi-million dollar losses that occurred in prior years, and created a more agile foundation for future success. Our team is engaged in a multi-year effort which we describe as “stabilize, streamline, and scale.”
On the cost side, our operating expenses have dropped meaningfully as efforts connected with Project Elevate, a comprehensive cost-cutting and efficiency program, took root. We have incorporated these learnings into everyday operations; We expect cost reductions on a lower scale to continue in 2026.
Our new engagements, demonstrated by the opening of our Greenville, South Carolina Customer Care facility with Samsung Electronics America Inc. as an anchor, exemplify the higher value partnerships we are targeting in which we can combine technology-enabled service delivery with a “more human” approach to customer experience. Our use of these new engagements as case studies have already yielded strong leads for additional areas of business from existing customers, and entirely new customers, which we believe will more than replace the typical attrition we see in our existing client base, and thus stabilize our revenue in the years to come.
Bottom line, we ended 2025 with $5.6 million in free cash and zero outstanding debt. After shoring up our financial future by inking an amended credit facility mid-year, we now have $24 million available for use. Net loss per share went from $4.15 per share in 2024 to $0.11 per share in 2025. And the last quarter of the year showed positive momentum – net income of $2.2 million rather than a comparable quarter loss of $2.4 million the year before and a third quarter of 2025 loss of $2.3 million. These achievements position Harte Hanks as a financially sound and agile company, ready to capitalize on its long-term growth strategies in 2026. With a positive story to tell, we expect to utilize conferences and social media to share more with the investment community about our financial performance and future prospects.
While we made significant operational progress last year, we know that we have to grow our revenues to succeed. Strengthening our sales execution, refining our go-to-market strategy, and driving consistent revenue growth are top priorities as we work to enhance financial performance and create long-term value for our owners.
Enhancing Our Business Model in 2026
Our goals in 2026 is to deepen our customer relationships to drive profitable growth and deliver superior long-term returns. Our decentralized sales model, adopted in 2024, has given our segment leaders in Fulfillment & Logistics, Marketing Services, and Customer Care direct responsibility for driving sales growth in their respective areas. This new structure has fostered greater accountability, sharper client focus, and stronger business expansion.
Looking ahead, we are prioritizing key innovations to better serve our clients. In 2026, we are focused on:
•Further Incorporating AI in our call center and marketing services to enhance efficiency and improve customer campaign effectiveness while maintaining the personal touch our customers expect.
•Modernizing our operations, including upgrades and new facilities with industry-leading technology to meet expanding pipeline opportunities and drive revenue growth.

A Commitment to Our Shareholders
Harte Hanks has undergone a significant transformation in recent years to evolve with shifting client demands and market forces. Our internal initiatives are designed to provide the flexibility, efficiency, and resilience necessary to drive sustainable, profitable growth. Having streamlined our operations and solidified our foundation, we are shifting from restructuring efforts to growth as we aggressively pursue value for our shareholders. 2025 was a turning point for Harte Hanks, and we are excited about the road ahead. Our focus remains on operational excellence, innovation, and customer-centric strategies that will enable us to thrive in a competitive marketplace.
We deeply appreciate your investment, patience, and trust as we continue executing our strategic vision. The Board of Directors and management team remain committed to driving growth, enhancing profitability, and delivering the results that our owners expect.
We look forward to sharing this journey with you in 2026 and beyond.
Sincerely,

John H. Griffin, Jr.     David Fisher
Chairman of the Board     President

HARTE HANKS, INC. 1 Executive Drive, Suite 303 Chelmsford, MA 01824
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2026 at 2:00 p.m. (Eastern Daylight Time)
As a stockholder of Harte Hanks, Inc., a Delaware corporation (the “Company,” “our,” “we,” or “Harte Hanks”), you are hereby given notice of, and invited to attend the Company’s 2026 annual meeting of stockholders (the "Annual Meeting"), which will be held exclusively via a live audio webcast on Thursday, May 21, 2026, at 2:00 p.m. Eastern Daylight Time, for the following purposes:

Item of Business	Board Recommendation
I. Election of four director nominees, each to serve until the Company's 2027 annual meeting of stockholders or until his or her successor is duly elected and qualified;	FOR
II. To approve (on a non-binding advisory basis) the compensation of the Company's named executive officers;	FOR
III. To ratify the selection of Wolf & Company P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and	FOR
IV. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The board of directors of Harte Hanks has fixed the close of business on March 26, 2026, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and, subject to applicable law and the provisions of our Bylaws, any adjournment or postponement thereof. Only holders of record as of such date will be entitled to attend virtually and vote at the Annual Meeting. For more information, please refer to the enclosed proxy statement. Stockholders may access the meeting by visiting www.virtualshareholdermeeting.com/HHS2026, and entering the 16-digit control number, located on your proxy card. The Annual Meeting will begin promptly at 2:00 p.m. eastern daylight time. We encourage you to access the meeting prior to the start time.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2026.
The proxy statement and our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2025 will be mailed on or about April 9, 2026. The proxy statement and our Annual Report are also available on our website at www.hartehanks.com, under the “SEC Filings” heading in the “Investor Relations” section of our website.
Your vote is important, and we urge you to review the accompanying materials carefully and to submit your proxy as soon as possible so that your shares will be represented at the Annual Meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the virtual Annual Meeting should you decide to join the webcast.
Thank you for your continued interest and support.

By Order of the Board of Directors,

Jack Griffin
Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

HARTE HANKS, INC. 1 Executive Drive, Suite 303 Chelmsford, MA 01824

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 21, 2026 at 2:00 p.m. EDT

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Harte Hanks, Inc. for use at our virtual annual meeting of stockholders (the “Annual Meeting”). In this proxy statement, references to “Harte Hanks,” the “Company,” “we,” “us,” “our” and similar expressions refer to Harte Hanks, Inc., unless the context of a particular reference provides otherwise. We may refer to various websites in this proxy statement. None of the websites referenced in this proxy statement, including the Harte Hanks website, nor the information contained therein, shall be deemed to be incorporated into this proxy statement.
GENERAL INFORMATION
Annual Meeting Date and Location
This year’s Annual Meeting will be held on Thursday, May 21, 2026 at 2:00 p.m. Eastern Daylight Time, or at such other time as the Annual Meeting may be adjourned or postponed. The Annual Meeting will be a completely virtual meeting of stockholders. You may attend virtually, vote and submit questions during the Annual Meeting via live audio webcast on the Internet at http://www.virtualshareholdermeeting.com/HHS2026. We believe that the virtual meeting setting meaningfully enhances opportunities for stockholder attendance and participation and is also consistent with our cost reduction efforts to further position the Company for future growth.
Delivery of Proxy Materials
Mailing Date
On or about April 9, 2026, we will mail to our stockholders of record the full set of proxy materials. The proxy statement and our Annual Report are also available on our website at www.hartehanks.com, under the “SEC Filings” in the “Investor Relations” section of our website.
Stockholders Sharing an Address
Registered Stockholders - You are a registered stockholder if you own shares in your own name on the books of our transfer agent, Computershare Trust Company, N.A. The SEC permits a single set of proxy materials to be sent to any household at which two or more registered stockholders reside if they appear to be members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as "householding," reduces the volume of duplicate information stockholders receive, and reduces our mailing and printing expenses. A number of brokerage firms have instituted householding. If your household would like to receive duplicate rather than a single mailing in the future or if you are currently a stockholder sharing an address with another one of our stockholders and wish to have your future proxy materials householded, please write to the Company at 1 Executive Drive, Suite 303, Chelmsford, Massachusetts 01824 (Attention: General Counsel), or call (512) 434-1100.
Street-name Stockholders - Most banks and brokers are delivering only one copy of the proxy materials to consenting street-name stockholders (you are a street-name stockholder if you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces printing and distribution costs. Those who wish to receive separate sets of proxy materials may do so by contacting their bank, broker or other nominee, or (if offered) by checking the appropriate box on the voting instruction card sent to them. Similarly, most street-name stockholders who are receiving multiple sets of proxy materials at a single address may request that only a single set of proxy materials be sent to them in the future by checking the appropriate box on the voting instruction card sent to them or by contacting their bank, broker or other nominee.

Voting
Stockholders Entitled to Vote
The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof is the close of business on March 26, 2026 (the “Record Date”). As of March 26, 2026, we had 7,414,794 shares of common stock issued and outstanding, which were held by approximately 592 holders of record. Please refer to the section entitled “Security Ownership of Management and Certain Principal Stockholders” for information about common stock beneficially owned by our directors, executive officers and principal stockholders. Stockholders are entitled to one vote for each share of common stock owned as of the Record Date. A list of stockholders entitled to vote at the virtual Annual Meeting will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our corporate headquarters located at 1 Executive Drive, Suite 303, Chelmsford, MA 01824 for a period of at least ten (10) days prior to the virtual Annual Meeting and on the virtual Annual Meeting website during the entirety of the meeting.
Voting of Proxies by Management Proxy Holders
The Board has appointed Mr. David Fisher (President) and Mr. David Garrison (Chief Financial Officer), each with full powers of substitution and resubstitution, as the management proxy holders for the Annual Meeting. Your shares will be voted in accordance with the instructions on the proxy card you submit electronically or by mail, or the instructions provided for any proxy submitted by telephone or online, as applicable. For stockholders who vote their shares by duly submitting a proxy online, by mail or telephone, the management proxy holders will vote all shares represented by such valid proxies as specified by such holder, and if not specified, in accordance with the following Board recommendations:

PROPOSAL ROADMAP	PAGE	BOARD RECOMMENDATION
Proposal 1: Election of Directors The election of each of the director nominees	29	FOR EACH DIRECTOR NOMINEE
Proposal 2: Say-on-Pay The approval (on a non-binding advisory basis) of the compensation of the Company’s named executive officers	30	FOR
Proposal 3: Ratification of the selection of Independent Registered Public Accounting Firm - To ratify the selection of Wolf & Company P.C., as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026	31	FOR
As of the date of printing of this proxy statement, the Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies' discretionary authority to vote the same in accordance with their discretion.
Quorum; Required Votes
The virtual presence at the Annual Meeting, including by proxy, of holders of a majority of all of the shares of the stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” (which are described in the section entitled "voting procedures") are counted as present at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the Annual Meeting may be adjourned or postponed from time to time until a quorum is obtained.

PROPOSAL		VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
I	Election of directors	Majority of votes cast	No
II	Say-on-Pay	Majority of votes cast	No
III	Ratification of the Selection of Independent Registered Public Accounting Firm	Majority of votes cast	Yes
•Proposal 1 (Election of Directors) - To be elected in an uncontested election, each nominee for election as a director must receive a majority of the votes cast in favor of his or her election at the Annual Meeting virtually or by proxy. In a contested election, directors are elected by a plurality of votes cast virtually or by proxy. The election of directors at the Annual Meeting will be uncontested and therefore the number of votes “for” a director’s election must exceed fifty percent of the votes cast with respect to that director’s election. Votes may be cast in favor of or withheld from the election of each nominee. Abstentions and broker non-votes, if any, will not count as votes cast and will have no effect on the outcome of the vote on the election of directors. Pursuant to Amendment No. 2 (the "Amendment") to our Fifth Amended and Restated Bylaws (the “Bylaws”), each nominee who is a current director has submitted an irrevocable resignation as a director. Such resignation will become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose.
•Proposal 2 (Say-on-Pay) – Approval of the compensation of our named executive officers, on a non-binding, advisory basis requires the approval of a majority of the votes cast at the Annual Meeting virtually or by proxy. Abstentions and broker non-votes, if any, will not count as votes cast and will have no effect on the outcome of the proposal.
•Proposal 3 (Ratification of the Selection of Independent Registered Public Accounting Firm) - Ratification of the selection of Wolf & Company P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of the majority of the votes cast at the Annual Meeting virtually or by proxy. As Proposal 3 is considered a routine matter, banks, brokers or other nominees have the discretion to vote without instructions from the stockholder. Abstentions, if any, will not count as votes cast and will have no effect on the outcome of the proposal.
Submission of Proposal 3 (Ratification of the Selection of Independent Registered Public Accounting Firm) is not legally required. However, the Board and the Audit Committee of the Company (the “Audit Committee”) believe that such submission is an opportunity for stockholders to provide feedback to the Board and the Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of Wolf & Company P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee. The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the Company’s independent auditors. Ratification by the stockholders of the selection of Wolf & Company P.C. does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during fiscal year 2026 or thereafter.
A “broker non-vote” occurs when a nominee, such as a broker or dealer, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. On routine matters, brokers have the discretion to vote shares held in “street name” – a term that means the shares are held in the name of the broker on behalf of its customer, the beneficial owner. If your shares are held in “street name” by a broker and you wish to vote on the proposal to elect the directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), or to act upon any other non-routine business that may properly come before the Annual Meeting, you should provide instructions to your broker. If you do not provide your broker with instructions, your broker generally will only have the authority to vote on the ratification of the appointment of Wolf & Company P.C. as the Company’s independent registered public accounting firm (Proposal 3). All other matters at the Annual Meeting are expected to be non-routine and therefore brokers will not be entitled to vote on a beneficial owner’s behalf without voting instructions or discretionary authority on such matters.
Voting Procedures
Registered Stockholders - Registered stockholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:
•By Mail. You may submit a proxy by signing, dating and returning the enclosed proxy card in the enclosed pre-addressed envelope, and returning it prior to May 21, 2026.
•By Telephone. You may submit a proxy by telephone using the toll-free number listed on the enclosed proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.
•Online. You may submit a proxy online using the website listed on the enclosed proxy card. Please have your proxy card in hand when you log onto the website. Online voting facilities will close and no longer be available on the date and time specified on the proxy card.
•Electronically. You may vote electronically at the Annual Meeting by following instructions at the virtual Annual Meeting and completing an electronic ballot online; however, attending the Annual Meeting virtually without completing a ballot will not count as a vote. As a result, even if you plan to attend the Annual Meeting virtually, we recommend that you also vote by proxy as described in this Proxy Statement so that your votes will be counted if you do not participate in the meeting.

Street-name Stockholders - Street-name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods in accordance with the applicable brokers’, nominees’, or agent’s procedures:
•By Mail. You may submit a proxy by signing, dating and returning the enclosed proxy card in the enclosed pre-addressed envelope, and returning the proxy prior to May 21, 2026.
•By Methods Listed on the Proxy Card. Please refer to the enclosed proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or online, following the instructions on the proxy card or other information provided by your bank, broker or other nominee.
•Virtually with a “Legal” Proxy from the Record Holder. A street-name stockholder who wishes to vote his or her shares electronically at the Annual Meeting will need to obtain a “legal” proxy from their bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a “legal” proxy in order to vote electronically at the Annual Meeting.
If you need assistance in voting your shares, please call 1-512-434-1100 no later than the day before the Annual Meeting.
As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspector of elections and personnel associated with processing proxies and tabulating votes at the Annual Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.
Revoking Your Proxy
If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the Annual Meeting by:
•timely delivery of a valid, later-dated executed proxy card;
•timely submitting a proxy with new voting instructions using the telephone or online voting system;
•virtually attending the webcast of the Annual Meeting and completing an electronic ballot; however, virtually attending the Annual Meeting without completing an electronic ballot will not revoke any previously submitted proxy; or
•filing an instrument of revocation received by the General Counsel of Harte Hanks, Inc. at the Company’s office at 1 Executive Drive, Suite 303, Chelmsford, MA 01824, by 2:00 p.m., Eastern Daylight Time, on Thursday, May 21, 2026.
Your latest dated proxy card or telephone or internet proxy will be the one that is counted.
If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.
Dissenters’ Rights of Appraisal
None of Delaware law (the state of incorporation of Harte Hanks, Inc.), our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), or our Bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their share.
Attending the Annual Meeting Virtually
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast. Only record or beneficial owners of Harte Hanks common stock as of the Record Date may attend the virtual Annual Meeting, vote their shares and submit online questions.
Stockholders may access the meeting by visiting http://www.virtualshareholdermeeting.com/HHS2026 and using the 16-digit control number included on the proxy card or on the instructions accompanying the proxy materials. The Annual Meeting will begin promptly at 2:00 p.m., Eastern Daylight Time, and you should allow ample time for check-in procedures.
If you wish to submit a question at the Annual Meeting, you may do so in advance at http://www.virtualshareholdermeeting.com/HHS2026, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions). We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or to defer to responding to questions until after the meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Solicitation Expenses
We will bear all costs incurred in the preparation, assembly, mailing and solicitation of proxies by our Board. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held by such persons, and we may reimburse these brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.
Additionally, the Board has retained Kingsdale Advisors, a proxy solicitation firm, who may solicit proxies on the Board’s behalf. We will pay Kingsdale Advisors an estimated fee of approximately $15,000 plus costs and expenses. Kingsdale Advisors and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules of the SEC require our directors, officers, and persons who own more than 10% of a registered class of our equity securities (collectively the "Reporting Persons"), to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. As with many public companies, we provide assistance to our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders.
To our knowledge, based solely on our review of the copies of Section 16(a) reports provided to us by such Reporting Persons, including those reports that we have filed on behalf of our directors and executive officers pursuant to powers of attorney, or written representations from certain Reporting Persons, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2025, with the exception of one Form 3 for Mr. Fisher (which was filed late), and one Form 4 for each of Ms. Combes, Mr. Griffin, Mr. Radoff and Ms. Ross (each of which was filed late). The failure to timely file such forms was due to clerical oversight on the part of the Company's officers and directors.
Implications of Being a “Smaller Reporting Company”
We qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, as a smaller reporting company, we are allowed to take advantage of specified exemptions and reduced disclosure obligations, including with respect to executive compensation disclosure, in our periodic reports and proxy statements.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information about our current directors as of March 25, 2026, all of whom are nominees for re-election:

Name	Age
Genni Combes	59
Elizabeth Ross	54
John H. Griffin, Jr.*	65
Bradley Radoff	52
* Chairman
Members of the Board are elected at each annual meeting of the Company’s stockholders to serve until the next annual meeting of the Company’s stockholders.
Genevieve “Genni” Combes has served as a director of Harte Hanks since May 2021. Ms. Combes currently serves as the CFO at CrowdStreet, Inc., a private alternatives investment platform (from July 2021 to present) where she leads the finance and financial operations teams. She has broad experience as a finance and operations executive at both public and private companies. Ms. Combes previously served as CFO at ApplePie Capital, Inc., an online franchise lender (from June 2018 to July 2021). Prior to that, she served as Vice President, Finance Partner Relations and Operations at Sungevity (from February 2015 to February 2017), and the Senior Vice President at ZipRealty (from August 2004 to April 2013). Earlier in her career, Ms. Combes served as a Managing Director and Sr. Equity Analyst at J.P. Morgan Chase (NYSE: JPM) (from October 1999 to January 2001), and at Hambrecht & Quist (from December 1992 to October 1999), where she led the e-commerce and consumer research groups.
We believe that Ms. Combes' qualifications for our Board include her ongoing work in finance and financial operations, which has spanned both private and public companies, and her deep understanding of the types of businesses that the Company is seeking to obtain and retain as clients.
Elizabeth Ross has served as a director of Harte Hanks since January 2024. Since January 2022, Ms. Ross has served as the CEO of Shift Paradigm, a private equity-backed marketing consultancy that is based in Austin, Texas. Prior to Shift Paradigm, Ms. Ross had a nearly 30-year-long career in the digital marketing and advertising industries, including serving as the Chief Marketing Officer for Bright Health, Inc., a health insurance company (from November 2020 to January 2022), and serving in C-suite roles at Periscope, where she led the company as President and CEO (from October 2015 to January 2020); IPG MediaBrands (from January 2011 to May 2015), where her title (at the time she departed the Company) was Global Chief Marketing Officer; and Publicis Groupe, a subsidiary of Digitas, where she served as Chief Growth Officer (from August 2009 to January 2011).
We believe that Ms. Ross' qualifications for our Board include her extensive marketing service industry experience, and ability to provide valuable guidance to the Company’s marketing services group. She also has extensive financial, oversight, and compensation experience from her prior CEO, CMO and CGO roles, and a background which exposed her to many of the industries with which the Company interacts.
John H. “Jack” Griffin, Jr. has served as a director of Harte Hanks since July 2018. In April 2021, he was appointed as the Company’s Chairman of the Board. He previously served as Vice Chairman and Chairman of the Operations Committee of Harte Hanks (from April 2019 to December 2019). Prior to that, he was a member of the Harte Hanks Office of the Chief Executive Officer (the “Office of the CEO”) (from August 2018 to January 2019). Mr. Griffin is currently the Operating Chairman of Magazines at Dotdash Meredith, a subsidiary of IAC (NASDAQ: IAC). He was previously the Chairman of the Board of Dennis Publishing, a London-based firm owned by Exponent, a UK Private Equity Fund (from 2018 to 2021). Dennis Publishing was sold to Future PLC in October 2021. Previously, Mr. Griffin served as Managing Director at Oaklins DeSilva+Phillips, an advisory firm in New York City focused on mid-market M&A transactions, valuations and restructurings for firms in media, marketing services, information, education and health care communications (from 2016 to 2018). Previously, as CEO and director of Tribune Publishing Company (from 2014 to 2016), Mr. Griffin led the spin-off of the Tribune Publishing Company’s Newspaper Division into a separate publicly traded company. Before Tribune, Mr. Griffin founded and served as CEO of Empirical Media LLC, a consulting firm that assisted legacy media companies with digital transition, restructuring and strategic planning (from 2011 to 2014). Mr. Griffin was previously CEO of Time Inc. and spent a dozen years at Meredith Corporation in senior executive capacities.
We believe that Mr. Griffin’s qualifications for our Board include his proven success as both an operator and advisor to companies undergoing restructuring and reengineering solutions, along with his demonstrated record of achieving and exceeding financial targets in demanding private and public company environments. In addition, the experience Mr. Griffin gained as a member of the Office of the CEO and Chairman of the Operations committee enables him to provide the Board with additional insight into the Company’s operations, strategic initiatives and personnel.
Bradley L. Radoff has served as a director of Harte Hanks since May 2021. Mr. Radoff has been a private investor since December 2021. Mr. Radoff previously served as Principal of Fondren Management LP, a private investment management company from 2005 to December 2021. Mr. Radoff previously served as a Portfolio Manager at Third Point LLC, a registered investment advisor firm (from 2006 to 2009). He also served as Managing Director of Lonestar Capital Management LLC, a registered investment advisory firm (from 2003 to 2004). Mr. Radoff also served previously as a director of Citadel Investment Group LLC, a global financial institution (from 2000 to 2003). Mr. Radoff has served as a director of Farmer Brothers Co. (NASDAQ: FARM), a coffee roaster and wholesale equipment servicer and distributor of coffee, tea and allied products, since October 2022. He previously served as a director of Enzo Biochem, Inc. (NYSE: ENZ), an integrated diagnostics, clinical lab and life sciences company, from January 2022 to August 2025. Mr. Radoff previously served as a director of VAALCO Energy Inc (NYSE: EGY), a Texas-based independent energy company (from June 2020 to January 2022); Support.com (formerly NASDAQ: SPRT), a leading provider of cloud-based software and services (from June 2016 until its merger in September 2021), and Page Producing Company (formerly NYSE: PPP), an oil and gas exploration, development and production company (from March 2007 until the completion of its sale to Plains Exploration & Production Company in November 2007). Mr. Radoff graduated summa cum laude with a B.S. in Economics from The Wharton School, University of Pennsylvania.
We believe that Mr. Radoff's qualifications for our Board include his experience as a board member for other smaller publicly traded companies, his accomplishments as a private investor evaluating business prospects and alternatives, and his decades of extensive financial advisory and investment work.
The following persons are our current executive officers and hold the positions set forth below:

Name	Age	Principal Position
David Fisher	51	President
David Garrison	57	Chief Financial Officer
David Fisher has served as the Company’s President since June 2025 and previously served as Interim Chief Operating Officer from January 2025 to June 2025. Mr. Fisher previously served as the Company's Chief Transformation Officer (from January 2024 to January 2025). Mr. Fisher brings expertise in strategic initiatives, streamlining operations, cost transformation, financial planning & analysis, accounting, procurement, and corporate development. He joins Harte Hanks from Tribune Publishing, one of the largest newspaper publishing companies in the United States, where he served as the Chief Procurement Officer & SVP of Corporate Finance & Planning (from July 2014 through December 2022). Prior to Tribune Publishing, Mr. Fisher also served as SVP of Finance at Source Interlink, a magazine distribution and publishing company, and as an Assurance Manager at BDO USA, LLP. Mr. Fisher has a bachelor’s degree in accounting and business management from the Wisconsin School of Business and is a Certified Public Accountant (CPA).
David Garrison has served as the Company’s Chief Financial Officer since January 2024. Mr. Garrison previously served as the Company's interim CFO (from October 2023 to January 2024). Mr. Garrison brings notable expertise in cost containment, streamlining operations, and ERP implementations. He joins Harte Hanks from Digital Lumens Incorporated, an IoT lighting fixture and factory automation technology company that was spun out of Osram Sylvania, where he served as CFO (from May 2021 to June 2023). Prior to Digital Lumens, Mr. Garrison served as Chief Financial Officer of Sensera, Ltd., an Australian listed medical and IoT technology company (from December 2017 to January 2021), where he played an important role in turning around operations to facilitate a sale. Previously, he served as Managing Director of IW Ventures LLC, a financial consultant, and Tecogen LLC, a joint venture between Tecogen Inc. and Tedom a.s. Mr. Garrison served as CFO of Tecogen Inc. (from 2014 to 2017), a NASDAQ-listed company that designs, manufactures and sells industrial and commercial cogeneration systems, where he supported growth with cost controls to drive margin expansion and profitability. He has an MBA from Boston University and has led several Greater Boston-based companies through successful growth-driven integrations, transactions, and implementations.

CORPORATE GOVERNANCE
We believe that strong corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We continuously review our corporate governance policies and practices, the applicable federal securities laws regarding corporate governance, and the corporate governance standards of NASDAQ, the stock exchange on which our common stock is listed, to ensure compliance with all applicable laws and regulations, and further we will contemplate any changes to what is considered best practices for corporate governance even if such changes are not required by relevant laws and regulations or NASDAQ. This review is part of our continuing effort to enhance our corporate governance and to communicate our governance policies to stockholders and other interested parties.
You can access and print, free of charge, the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Principles, Business Conduct Policy, Code of Ethics and certain other policies and procedures on our website at www.hartehanks.com under the “Governance” tab of our “Investor Relations” section. The information on our website is not incorporated by reference and is not part of this proxy statement. Additionally, stockholders can request copies of any of these documents free of charge by writing to the following address:
Harte Hanks, Inc. (Attention: General Counsel)
1 Executive Drive, Suite 303
Chelmsford, MA 01824
From time to time, these governance documents may be revised in response to changing regulatory requirements, our evaluation of evolving best practices and industry norms, and input from our stockholders and other interested parties. We encourage you to check our website periodically for the most recent versions.
Board of Directors and Board Committees
The business and affairs of the Company are managed under the direction of the Board. Under the Company's Bylaws, the Board consists of the number of directors designated by the Board from time to time, and in the absence of such a designation, the Board will consist of seven directors. Since February 2025, our Board has consisted of four members. Before such time, our Board consisted of five (5) members, one of whom was Kirk Davis, our former Chief Executive Officer. We reduced the Board from six seats to five seats in 2024 following the decision not to renominate David L. Copeland, who had served on the Board since 1996.
The Board retains the President, and other corporate officers, and acts as an advisor to and as a resource for the management team, and monitors management’s performance. The Board, with the assistance of the Compensation Committee, also assists in planning for the succession of the President and certain other key positions. In addition, the Board oversees the conduct of our business and strategic plans to evaluate whether the business is properly being managed, and reviews and approves our financial objectives and major corporate plans and actions. Through the Audit Committee, the Board reviews and approves significant changes in the appropriate auditing and accounting principles and practice and provides oversight of internal and external audit processes, financial reporting and internal controls.
Our Board has established an Audit Committee, a Compensation Committee, an Operating Committee, and Nominating and Corporate Governance Committee, which have the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board.
Majority/Plurality Voting Provisions of the Company’s Bylaws
On July 17, 2019, the Board adopted Amendment. The Amendment amends Article I, Section 8 of the Bylaws to provide for the resignation of any director who fails to receive a majority of votes cast in favor of his or her election at an annual meeting of the stockholders, assuming that the election is uncontested (the “Majority Voting Provision”). Under the Majority Voting Provision, each nominee is required to submit an irrevocable resignation, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, is required to determine whether or not to accept the resignation not later than 90 days following certification of the stockholder vote, and the Board is required to accept the resignation absent a determination that a compelling reason exists for concluding that it is in the best interests of the Company for the person in question to remain as a director. If the Board determines to accept the resignation of an unsuccessful incumbent, the Nominating and Corporate Governance Committee shall promptly recommend a candidate to the Board to fill the directorship formerly held by the unsuccessful incumbent director. In a contested election, where the number of director nominees exceeds the number of available board seats, a plurality voting standard ("Plurality Voting Provision") is applied. Director nominees receiving the highest number of affirmative votes are elected, regardless of whether they achieve a majority. This approach ensures that all Board seats are filled even when no nominee attains a majority of votes.
In connection with the adoption of the Amendment, the Board also adopted revisions to the Company’s Corporate Governance Principles and Nominating and Corporate Governance Committee Charter to implement the Majority Voting Provision and Plurality Voting Provision, and to set forth the procedures governing the resignation of directors who do not receive a majority of the votes cast in an uncontested election.
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is currently comprised of Ms. Combes, and Messrs. Griffin and Radoff, each of whom served on the Audit Committee throughout 2025. Ms. Combes is presently our Audit Committee Chair and she is considered an “audit committee financial expert,” as currently defined under the SEC and NASDAQ rules.
Our Board has determined that all Audit Committee members are independent within the meaning of the applicable SEC rules and the listing standards of NASDAQ as such requirements apply to members of audit committees and meet the financial literacy requirements of the NASDAQ.
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight of (1) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (2) the qualifications and independence of our independent auditors, (3) the performance of our internal audit function and independent auditors, and (4) our compliance with legal and regulatory requirements.
The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. Management, including the outside provider of internal audit, and the independent registered public accounting firm have more time, knowledge and detailed information about the Company than Audit Committee members do. Consequently, in carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.
Compensation Committee
The Compensation Committee is currently comprised of Ms. Ross (since January 2024), who serves as chair, and Messrs. Griffin and Radoff, each of whom served in that capacity throughout 2025.
The primary functions of the Compensation Committee are to (1) review and approve corporate goals and objectives relevant to principal executive officer compensation, evaluate the principal executive officer’s performance in light of those goals and objectives, and together with the other independent directors (as directed by the Board), determine and approve the principal executive officer’s compensation level based on this evaluation, (2) review and recommend to the Board (as directed by the Board) non-principal executive officer compensation, incentive-compensation plans and equity-based plans, (3) to the extent such disclosure is required, review and discuss with management the Company’s “Compensation Discussion and Analysis,” and produce a committee report on executive compensation as required by the SEC to be included in our annual proxy statement or Annual Report on Form 10-K filed with the SEC and (4) review and assess whether the Company’s compensation programs encourage excessive risk taking.
In addition, the Compensation Committee may delegate power and authority to a subcommittee, provided that the subcommittee consists of at least two members and the Compensation Committee does not delegate any power or authority required to be exercised by the Compensation Committee as a whole.
Operating Committee
The Operations Committee is currently comprised of Mr Griffin and Ms. Combes, each of whom served in this capacity throughout 2025. Mr. Griffin is presently our Operating Committee Chair.
The primary responsibilities of the Operating Committee include (1) assisting the Board in evaluating strategic opportunities and transactions involving the Company, (2) overseeing related due diligence and engagement of external advisors, (3) making recommendations to the Board regarding potential strategic opportunities, (4) monitoring the execution of Board-approved initiatives and (5) coordinating with management to support the Company’s strategic objectives
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently comprised of Messrs. Griffin and Radoff, and Ms. Combes, each of whom also served in this capacity throughout 2025. Mr. Griffin is presently our Nominating and Corporate Governance Committee Chair.
The primary functions of the Nominating and Corporate Governance Committee are to (1) develop, recommend to the Board, implement and maintain our Company’s corporate governance principles and policies, (2) identify, screen and recruit, consistent with criteria approved by the Board, qualified individuals to become Board members, (3) recommend that the Board select the director nominees for the next annual meeting of stockholders, (4) assist the Board in determining the appropriate size, function, operation and composition of the Board and its committees, and (5) oversee the evaluation of the Board and management.
Director Candidates
The Nominating and Corporate Governance Committee is responsible for managing the process for the nomination of new directors and considers nominations from its stockholders made pursuant to Section 1.3 of our Bylaws. The Nominating and Corporate Governance Committee may identify potential candidates for first-time nomination as a director using a variety of sources, including recommendations from current Board members, our management, stockholders or contacts in communities served by Harte Hanks, or by conducting a formal search using an outside search firm selected and engaged by the Nominating and Corporate Governance Committee.
Following the identification of a potential director nominee, the Nominating and Corporate Governance Committee commences an inquiry to obtain sufficient information on the background of such potential new director nominee. Included in this inquiry is an initial review of the candidate with respect to whether the individual would be considered independent under all applicable rules and whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit Committee and Compensation Committee. The Nominating and Corporate Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board, taking into account all factors it considers appropriate, including independence, age, skills, background and experience, financial acumen, availability of service to Harte Hanks, tenure of incumbent directors on the Board and the Board’s anticipated needs. Candidates should also have the skills and fortitude to assess and challenge the current status quo and recommend alternative solutions in the case of independent directors, the independence necessary to make an unbiased evaluation of management performance and effectively carry out oversight responsibilities an awareness of both the business and social environment in which the Company operates and a sense of urgency and spirit of cooperation that will enable them to interact with other Board members in directing the future and profitable growth of the Company. The Nominating and Corporate Governance Committee has determined that it is desirable for the Board to have variety in perspectives, professional experiences, educational background, skills, among other factors, and considers these factors in determining the appropriate composition of the Board and identifying director nominees.
The Nominating and Corporate Governance Committee will consider potential nominees recommended by our stockholders taking into account the same characteristics considered for all other potential nominees. Stockholders may recommend candidates by writing to the Nominating and Corporate Governance Committee at the attention of our Secretary/General Counsel at Harte Hanks, Inc., 1 Executive Drive, Suite 303, Chelmsford, MA 01824. Our Bylaws provide additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under the section entitled “Submission of Stockholder Proposals for 2025 Annual Meeting” and in our Bylaws. Stockholders wishing to submit nomination recommendations to the Nominating and Corporate Governance Committee should review Section 1.3 of our Bylaws in their entirety as the director nomination process described herein is incomplete.
Assuming a satisfactory conclusion to the Nominating and Corporate Governance Committee’s review and evaluation process, the Nominating and Corporate Governance Committee presents the candidate’s name to the Board for nomination for election as a director and, if applicable, inclusion in our proxy statement.

Board Meetings and Attendance
The Board held twenty meetings and acted by unanimous written consent eight times during the fiscal year ended December 31, 2025. In addition, the Audit Committee held five meetings, the Compensation Committee held two meetings, the Nominating and Corporate Governance Committee held one meetings, and Operating Committee held ten meetings during the fiscal year ended December 31, 2025. Although the Company does not have a formal policy regarding director attendance at the annual meeting of stockholders, all directors are encouraged to attend and all so attended the 2025 annual meeting of stockholders. Our directors who served on the Board during the fiscal year ended December 31, 2025 attended at least 97% of the Board and applicable committee meetings held.
Board Leadership Structure and Self-Evaluation
The Board believes that there is no single organizational model that would be most effective in all circumstances. Our Corporate Governance Principles currently provide the roles of Chairman of the Board and Principal Executive Officer may be filled by the same or different individuals, which gives the Board the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The Nominating and Corporate Governance Committee regularly evaluates whether to combine or separate the roles of the principal executive officer and Chairman, especially in connection with changes in leadership.
Historically, the board recognized that the most effective leadership structure was to have separate individuals serve as principal executive officer and Chairman of the Board, and determined not to change its leadership structure. Separating these positions allowed the principal executive officer to focus on the full-time job of running the Company’s business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of management. The Board also believes that separating the Chairman and principal executive officer positions provides enhanced independent leadership and oversight for the Company, management, and the Board. As of the Annual Meeting date, Mr. Griffin continues to serve as the Chairman of the Board and Mr. Fisher serves as the President and principal executive officer of the Company.
On an annual basis, the Board conducts an informal evaluation to determine whether it and its committees are functioning effectively. As part of this self-evaluation, the Board reviews whether the current leadership structure continues to provide the best representation for the Company, and for its stockholders. Our corporate governance principles provide the flexibility for our Board to modify or continue our current leadership structure in the future, as it deems appropriate, in light of the results of evaluations or ongoing business needs.
Executive Sessions
Our Corporate Governance Principles provide that the non-management members of the Board will hold regular executive sessions in connection with regular Board meetings to consider issues that they may determine from time to time without the presence of any member of management. If the Chairman of the Board is not a member of management, the Chairman will chair each such session and report any material issues to the full Board. If the Chairman is a member of management, the Lead Independent Director serves as the chairman of the executive sessions. In 2025, these sessions were presided over by Mr. Griffin as Chairman of our Board. If the non-management directors include directors who are not “independent” under applicable SEC rules, then the independent directors will hold an executive session at least once a year. The Chairman of the Board, if an independent director, chairs each such session and reports any material issues to the full Board. If the Chairman is not an independent director, the Lead Independent Director serves as the chairman of such sessions. We believe having a majority of independent, experienced directors on our Board benefits the Company and its stockholders by providing strong oversight and advice on the issues facing the Company.
Risk Oversight
Our Board is responsible for overseeing the risk management process. The Board focuses on risk management strategy and the most significant risks we face and ensures that management implements appropriate risk mitigation strategies. The Board is also apprised of particular risk management matters in connection with its general oversight and review of corporate matters.
In performing the risk management process, the Board reviews the following with management (1) our policies with respect to risk assessment and management of risks that may be material to us, (2) our system of disclosure controls and procedures and system of internal controls over financial reporting, and (3) our compliance with legal and regulatory requirements. The Board also discusses major legislative and regulatory developments that could materially impact our contingent liabilities and risks. Our Board committees also consider and address risk as they perform their respective committee responsibilities. For example, our Compensation Committee evaluates the risks associated with our compensation plans and policies, and our Audit Committee monitors risks relating to our financial controls and reporting. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. The leadership structure of our Board described above under the section entitled “Board Leadership Structure,” ensures that management is properly overseen by independent directors.
Management is responsible for day-to-day risk management. Our finance, treasury, general counsel and internal audit functions serve as the primary monitoring and testing groups for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. The Company also has a Risk Steering Committee on which each of these individuals serves (along with the head of IT, head of Corporate Security, as well as other top management individuals). This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial and operational levels, as well as compliance and reporting.
Since 2021, in recognition of the unique and evolving risks posed by cybersecurity and data protection, the Board determined to delegate to the Audit Committee the responsibility of overseeing risks related to cybersecurity, data protection (including confidential, proprietary and personal information, reputation and goodwill in all forms) and other similar risks. The Audit Committee is also responsible for overseeing and assisting in the establishment of policies and procedures to mitigate such risks. For instance, the Company maintains a global set of security policies and standards and regularly evaluates response readiness, disaster recovery or business continuity considerations (via the Risk Steering Committee). In addition, all employees receive annual cybersecurity and phishing training. The Audit Committee Charter was amended to update the committee’s scope of responsibility to include overseeing such risks.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.
Stockholder Communications with the Board of Directors
Stockholders may send communications to our Board, including any individual director or the directors as a group, by mailing such communications to Harte Hanks, Inc., Attn: Corporate Secretary / General Counsel, 1 Executive Drive, Suite 303, Chelmsford, MA 01824 or by reaching out to our investor relations team (investor.relations@hartehanks.com). If by correspondence, such correspondence shall be addressed to the Board or any individual director by either name or title.
All communications received as set forth in the preceding paragraph will be opened by our Corporate Secretary or the secretary’s designee for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board or any individual director, our Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding director attendance at each annual meeting of stockholders, all directors are encouraged to attend. All directors serving on the Board during the fiscal year ended 2025 virtually attended the 2025 annual meeting of stockholders, and all of our directors plan to virtually attend the Annual Meeting.
Code of Business Conduct and Ethics
We have established a corporate compliance program as part of our commitment to responsible business practices in all of the communities in which we operate. The Board has adopted a Business Conduct Policy that applies to all of our directors, officers and employees, which promotes fair, ethical, honest and lawful conduct in our business relationships with employees, customers, suppliers, competitors, government representatives, and all other business associates. In addition, we have adopted a Code of Ethics applicable to our Chief Executive Officer and all of our senior financial officers. The Business Conduct Policy and Code of Ethics Policy form the foundation of a compliance program that includes policies and procedures covering a variety of specific areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, public corporate disclosures, insider trading, trade practices, protection and proper use of company assets, intellectual property, financial accounting, employment practices, health, safety and environment, and political contributions and payments. The Business Conduct Policy forbids employees and directors from engaging in hedging activities with respect to our securities.

Both our Business Conduct Policy and our Code of Ethics Policy are available on our website at www.hartehanks.com, under the “Governance” subsection of our “Investor Relations” section. In accordance with NASDAQ and SEC rules, we intend to disclose on our website any future amendments to our Code of Ethics, or waivers from our Code of Ethics for our Chief Executive Officer or Chief Financial Officer.
Hedging Policy
As part of our Business Conduct Policy, we have adopted an insider trading policy that, among other things, forbids employees and directors from engaging in hedging activities or similar arrangements with respect to our securities. As of the date of this proxy statement, management of the Company is not aware of any hedging activities by Company employees and directors involving the Company’s securities.
Certain Relationships and Related Transactions, and Director Independence
Related Party Transactions
Our Board reviews related party transactions for potential conflict of interest issues and has adopted certain policies and procedures relating to their review, approval or ratification of any transaction in which the Company is a participant and that is required to be reported by the SEC’s rules and regulations regarding transactions with related persons. As set forth in the Nominating and Corporate Governance Committee’s charter, except for matters delegated by the Board to the Audit Committee, all proposed related transactions and conflicts of interest should be presented to the Nominating and Corporate Governance Committee for its consideration. If required by law, SEC regulations or any other applicable rule or regulations, such transactions must obtain Nominating and Corporate Governance Committee approval. In reviewing any such transactions and potential transactions, the Nominating and Corporate Governance Committee may take into account a variety of factors that it deems appropriate, which may include, for example, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the value and materiality of such transaction, any affiliate transaction restrictions that may be included in our debt agreements, any impact on the Board’s evaluation of a non-employee director’s independence or on such director’s eligibility to serve on one of the Board’s committees and any required public disclosures by Harte Hanks.
Director Independence
Our common stock is listed on the NASDAQ Global Market. As required under the listing standards of NASDAQ, a majority of the members of the Board must qualify as “independent” as affirmatively determined by the Board. Our Board has affirmatively determined that the following four directors are independent within the meaning of the applicable NASDAQ listing standards and the Company’s corporate governance principles: Ms. Combes. Ms. Ross and Messrs. Griffin and Radoff. .
As part of the Board’s review of the independence of Board members, questionnaires are used on an annual basis (or when a new director is added) to gather input to assist the Nominating and Corporate Governance Committee and the Board in their determinations of the independence of the non-employee directors. Based on the foregoing and on such other due consideration and diligence as it deemed appropriate, the Nominating and Corporate Governance Committee presented its 2026 findings to the Board on the independence of each of its non-employee directors, in each case in accordance with the Company’s corporate governance guidelines, NASDAQ rules and applicable federal securities laws. The Board determined that, other than in their capacity as directors, none of Ms. Combes, Ms. Ross and Messrs. Griffin and Radoff had a material relationship with Harte Hanks, either directly or as a partner, stockholder or officer of an organization that has a relationship with Harte Hanks. The Board further determined that (i) each of Ms. Combes, Ms. Ross and Messrs. Griffin and Radoff are otherwise independent under rules that would be applicable to companies listed on NASDAQ, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and (ii) each of Ms. Combes, and Messrs. Griffin and Radoff satisfied the additional audit committee independence standards under Rule 10A-3 of the SEC.
When assessing the materiality of a director’s relationship with us, if any, the Board considers all known relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.

Indemnification of Officers and Directors
Our Certificate of Incorporation and Bylaws require us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. These documents also contain provisions that provide for the indemnification of our directors for third party actions and actions by or in the right of Harte Hanks that mirror Section 145 of the Delaware General Corporation Law.
In December 2019, the Company entered into an indemnification agreement with each of our directors and executive officers (the “Indemnification Agreements”) which continues to remain in effect. The Board determined that it is in the best interests of the Company and its stockholders to enter into Indemnification Agreements in order to attract and retain highly competent individuals to serve, or continue to serve, as directors and executive officers. The Indemnification Agreements, among other things, subject to certain exceptions, require the Company to indemnify, and advance expenses to, each director and executive officer to the fullest extent permitted by the laws of the State of Delaware, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of such person’s services as a director or executive officer.
Our Certificate of Incorporation also states that the Company has the power to purchase and maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. We also have and intend to maintain director and officer liability insurance, if available on reasonable terms.
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PRINCIPAL STOCKHOLDERS
The following table sets forth the number of shares of our common stock beneficially owned by (1) our named executive officers, (2) each current Harte Hanks director, (3) each person known by Harte Hanks to beneficially own more than 5% of the outstanding shares of our common stock, and (4) all current Harte Hanks directors and executive officers as a group. Except as otherwise noted below, (a) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (b) ownership is as of March 26, 2026, when 7,414,794 shares of our common stock were outstanding.

Name and Address of Beneficial Owner(1)(2)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers
Kirk Davis(5)	Common Stock	—	*
David Fisher	Common Stock	—	*
David Garrison	Common Stock	13,129	*
Robert Wyman (former General Counsel)(3)	Common Stock	27,217	*

Directors
John H. Griffin, Jr.	Common Stock	209,820	2.8%
Genni Combes	Common Stock	26,283	*
Bradley Radoff(4)	Common Stock	423,447	5.7%
Elizabeth Ross	Common Stock	12,048	*

All current directors and executive officers as a group (6 persons)(5)		711,944	9.6%
5% Holders
William Blair & Company, L.L.C.(6)	Common Stock	660,845	8.9%
Houston H. Harte (Estate of)(7)	Common Stock	660,816	8.9%
Westerly Holdings LLC(8)	Common Stock	627,000	8.5%
Gary S. Rosenbach and Susan Rosenbach (9)	Common Stock	2,118,635	28.6%
*less than 1%.
(1)The address of (a) William Blair & Company LLC is 150 North Riverside Plaza, Chicago, IL 60606, (b) Houston H. Harte is P.O. Box 17424, San Antonio, TX 78217, (c) Westerly Holdings LLC, 201 Mission Street, Suite 580 San Francisco, CA 94105, and (d) each other beneficial owner is c/o Harte Hanks, Inc., 1 Executive Drive, Suite 303, Chelmsford, MA 01824.
(2)Does not include shares that may be acquired upon the future exercise of options that will not vest within 60 days of March 26, 2026.
(3)The amount of shares and associated percentage is based solely on information available to the Company as of December 22, 2025, the last day of Mr. Wyman’s employment with the Company.
(4)Mr. Radoff directly owns 403,477 shares of the Company's common stock and indirectly owns (through his IRA) 20,000 shares of the Company's common stock. Information relating to this stockholder is based on the amendment to the stockholder’s Schedule 13D, filed with the SEC on December 6, 2024, and stock transactions that Mr. Radoff informed the Company of since that time.
(5)This group includes our current directors and executive officers as of March 26, 2026 and excludes our former Chief Executive Officer, Kirk Davis, whose last day of employment with the Company was February 14, 2025, and our former General Counsel, Robert Wyman, whose last day of employment with the Company was December 22, 2025.
(6)Represents 660,845 shares of the Company's common stock held by William Blair & Company, L.L.C., in its capacity as investment adviser, to clients who have granted discretionary authority to dispose of or direct the disposition of the shares to William Blair & Company, L.L.C. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. Information relating to this stockholder is based on Amendment No. 4 to the stockholder’s Schedule 13G, filed with the SEC on February 12, 2024.
(7)Represents 660,816 shares of the Company's common stock held in the Harte Management Trust, over which Houston H. Harte, Carolyn Harte and Sarah Harte share voting and dispositive power. Information relating to this stockholder group is based on Amendment No. 3 to such group’s Schedule 13D, filed with the SEC on March 29, 2019.
(8)Represents 627,000 shares of the Company's common stock held by Westerly Capital Management, LLC ("Westerly Capital"), Westerly Holdings LLC ("Holdings"), and Christopher J. Galvin. Such shares are held for the accounts of Westerly Partners, L.P., a Delaware limited partnership, and Westerly Partners QP, L.P., a Delaware limited partnership. Westerly Capital serves as investment manager and Holdings serves as the general partner to Westerly Partners, L.P. and Westerly Partners QP, L.P. Mr. Galvin is a managing member of Westerly Capital and of Holdings. For the purposes of the reporting requirements of the Exchange Act, Westerly Capital, Holdings and Mr. Galvin have shared voting power and shared dispositive power over 627,000 shares of the Company's common stock. Information relating to this stockholder group is based on Amendment No. 8 to such group's Schedule 13G, filed with the SEC on February 17, 2026.

(9)Gary S. Rosenbach (“Mr. Rosenbach”) beneficially owns 2,118,635 shares of the Company’s common stock which is comprised of: (i) 1,464,762 shares of common stock which Mr. Rosenbach and his spouse own jointly, (ii) 116,441 shares of common stock held in family trusts for which each of Mr. Rosenbach and his spouse serve as a trustee, (iii) 532,562 shares of common stock held in the retirement account of Mr. Rosenbach and (iv) 4,870 shares of common stock held in the retirement account of Mr. Rosenbach’s spouse. Information relating to this stockholder is based on the Form 4, filed with SEC on March 30, 2025.
EXECUTIVE COMPENSATION
Our Compensation Committee reviews the overall compensation packages of our executive officers on an annual basis or more frequently as it deems warranted. We provide our executives with an annual base salary as a fixed, stable form of compensation and an annual cash bonus opportunity to create additional performance incentives. We also from time to time grant our executives equity-based awards to provide an additional incentive to grow our business and further link their interests with those of our stockholders. We have also historically allowed our executive officers to elect to receive up to 30% of annual incentive plan (“AIP”) payments in the form of restricted stock vesting on the first anniversary of the grant, with executive officers receiving 125% of the value of the forgone cash bonus in shares of restricted stock.
As a “smaller reporting company” (as such term is defined under applicable securities laws), we are required to disclose the compensation for our principal executive officer and the next two most highly compensated executive officers serving as of the last day of the applicable fiscal year. In certain cases, disclosure may also be required for individuals who served as executive officers for a portion of the fiscal year but were not serving as executive officers at the end of the year. As a smaller reporting company, we are not required to include a compensation discussion and analysis in this proxy statement.
For the fiscal year ended December 31, 2025, the named executive officers were:
•Kirk Davis, former Chief Executive Officer
•David Fisher, President and former Interim Chief Operating Officer;
•David Garrison, Chief Financial Officer; and
•Robert Wyman, former General Counsel.
In connection with Mr. Davis's departure, Mr. David Fisher was appointed as Interim Chief Operating Officer, from January 27, 2025 to June 2, 2025, and was appointed President, effective as of June 2, 2025. Mr. Wyman retired from the position of General Counsel December 22, 2025.
The table below presents the compensation paid to our named executive officers in respect of fiscal years 2025 and 2024:
Summary Compensation Table - Fiscal Years 2025 and 2024

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
David Fisher, President	2025	384,135	—	573,305	1,000	958,440

Kirk Davis,	2025	73,498	—	—	—	73,498
former Chief Executive Officer	2024	450,000	243,750		13,200	706,950

David Garrison,	2025	375,000	—	113,750	13,200	501,950
Chief Financial Officer	2024	396,542	—	335,645	12,115	744,302

Robert Wyman,	2025	290,000	—	113,750	—	403,750
former General Counsel,	2024	287,115	—	190,888	—	478,003
(1)For Mr. Garrison, the 2024 salary amounts included the fee in the amount of $57,600 paid by the Company to BTG pursuant to the terms of the Consulting Agreement for the period ending January 29, 2024.
(2)Bonus amount shown for 2024 represents amount earned in respect of 2024 annual incentive, which was paid in 2025.
(3)The amounts in this column reflect the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see note G of our audited financial statements for the fiscal year ended December 31, 2025, included in our Form 10-K for the same period.
(4)For 2025 and 2024, amounts shown in “All Other Compensation” represents 401(k) matching contributions made by the Company

Stock Ownership Guidelines & Hedging Policies
The Committee believes that stock ownership requirements encourage officers to maintain a significant financial stake in our company, thus reinforcing the alignment of their interests with those of our stockholders. Consistent with this philosophy, we have stock ownership guidelines that encourage all officers to acquire and hold significant levels of our common stock. Under these guidelines (revised in February 2018), a corporate officer must reach the minimum required level of common stock ownership no later than five years from commencement of employment (and sooner in some cases). Officers promoted to a level with a higher minimum equity ownership level have three years to reach the higher level of ownership. The target ownership level (relative to base annual salary) is 500% for the CEO, 200% for executive vice presidents and senior vice presidents, and 100% for vice presidents.
The recent stock ownership of our executive officers is reflected in the section above entitled “Security Ownership of Management and Certain Principal Stockholders.” For purposes of measuring compliance with these stock ownership guidelines, all common stock (including restricted stock units) owned by an executive officer is included. Compliance with the target ownership level is measured by the greater of (i) the aggregate of the consideration paid for qualifying shares (but for unvested awards, the grant date value), or (ii) the result of multiplying the number of qualifying shares by the average closing price of the Company’s common stock over the trailing 12 months. Neither options nor performance awards are included in the compliance calculation.
If an officer has not previously met the minimum equity ownership level, the officer must retain half of the “net shares” related to any option exercise or vesting of restricted stock or performance awards. “Net shares” means the number of shares remaining after the sale of shares to cover the exercise price of options and the sale of shares sufficient to pay taxes related to the exercise of options or vesting of restricted stock or performance awards. If an executive officer has previously met the applicable target ownership level, then so long as such officer maintains the number of shares needed for compliance at that time, the officer will be deemed to be in compliance notwithstanding any stock price fluctuations. The ownership guidelines, and compliance by officers with the guidelines, are reviewed annually by the Compensation Committee. Any remedial action for failure to comply with the stock ownership guidelines is to be determined by the Committee on a case-by-case basis.

As part of our Business Conduct Policy, we have adopted an insider trading policy that, among other things, forbids officers from engaging in hedging activities with respect to our securities. A copy of our insider trading policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Clawback Policy
On October 22, 2023, the Compensation Committee adopted a Clawback Policy in compliance with the listing requirements of the NASDAQ. The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation “received” (i.e., earned) by the covered officers during the three fiscal years that precede the date on which the Company determines it is required to prepare a “Big R” or “little r” accounting restatement. The Clawback Policy applies to those current and former officers who are subject to Section 16(a) of the Exchange Act, and applies to incentive-based compensation (i.e., compensation that is earned in whole or in part based on the attainment of financial performance measures). A copy of the Clawback Policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Outstanding Equity Awards at Year End
The following table sets forth information regarding outstanding equity awards held at the end of 2025 by our named executive officers. These equity awards were issued pursuant to the Amended and Restated Harte Hanks, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”), the Harte Hanks, Inc. 2020 Equity Incentive Plan (as amended, the “2020 Plan”), and the Harte Hanks, Inc. 2023 Inducement Equity Incentive Plan (the “2023 Plan”).

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kirk Davis		—	—	—	—	—	—
David Fisher	1/29/2024	10,766	21,534 (3)	7.74	1/29/2034	—	—
	1/27/2025	—	32,400 (4)	5.34	1/27/2035	—	—
	6/2/2025	—	32,400 (5)	4.55	6/2/2035	80,000(1)	240,800
David Garrison	1/29/2024	21,533	43,067 (6)	7.74	1/29/2034	25,000(2)	75,250
Robert Wyman		—	—	—	—	—	$—
(1)26,667 of these restricted stock units are scheduled to vest on June 2 of each of 2026, 2027 and 2028, respectively.
(2)8,333 of these restricted stock units are scheduled to vest on June 2 of each of 2026, 2027 and 2028, respectively.
(3)10,767 of these unvested option are scheduled to vest on January 29 of 2026 and 2027, respectively.
(4)10,800 of these unvested option are scheduled to vest on January 27 of 2026, 2027 and 2028, respectively.
(5)10,800 of these unvested option are scheduled to vest on June 2 of 2026,2007 and 2028, respectively.
(6)21,533 and 21,534 of these unvested option are scheduled to vest on January 29 of 2026 and 2027, respectively.
Equity Compensation Plan Information at Year-End 2025
The following table provides information as of December 31, 2025 regarding total shares subject to outstanding stock options and rights and total additional shares available for issuance under the 2020 Plan and the 2023 Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)(3)
Equity compensation plans approved by security holders	489,714	$6.58	1,105,427
(1)Consisting of outstanding options, restricted stock units and stock-denominated performance units. If actual performance under the performance-based restricted stock units falls below the prescribed level for these awards, fewer shares would be issued.
(2)The weighted-average exercise price does not take into account any shares issuable upon vesting of outstanding restricted stock or performance restricted stock units, which have no exercise price.
(3)Represents shares available under our 2013, 2020 and 2023 Plan; all shares remaining available for issuance under the 2013 Plan were rolled into 2020 Plan when the 2020 Plan was approved by stockholders. Shares available for issuance under our 2020 and 2023 Plan may be issued pursuant to stock options, restricted stock, performance restricted stock units, common stock and other awards that may be established pursuant to the 2020 Plan. If actual performance under the performance-based restricted stock units falls below the prescribed level for these awards, fewer shares would be issued.
Executive Employment and Severance Agreements
Mr. Davis’, former Chief Executive Officer, Employment Agreement
As noted above, Mr. Davis resigned from his position with the Company, effective February 14, 2025. As a result of his voluntary resignation, all his unvested stock options were cancelled for no consideration, with any stock options that were vested remaining eligible to be exercised within 90 days following the date of his resignation. Because Mr. Davis voluntarily resigned, he was not entitled to any severance or other separation benefits under his employment agreement.

Mr. Fisher's Employment Agreement
In connection with his appointment as Interim Chief Operating Officer, the Company and Mr. Fisher entered into an employment agreement (the “Fisher Agreement”), effective as of January 27, 2025. Pursuant to the Fisher Agreement, Mr. Fisher will receive an annual base salary of $375,000 and a target annual bonus opportunity equal to 100% of his base salary. Mr. Fisher received an additional equity grant (in addition to the award granted on January 29, 2024) consisting of 32,400 stock options to purchase shares of the Company’s common stock, which will vest in three equal installments on each of the first three anniversaries of January 27, 2025, subject to Mr. Fisher’s continued employment with the Company. In the event that Mr. Fisher’s employment is terminated by the Company without “cause” or if Mr. Fisher resigns for “good reason,” the Company will provide Mr. Fisher with 12 months of continued base salary payments, payable over 12 months. Mr. Fisher’s receipt of the foregoing payments would be subject to his execution of an effective release of claims against the Company and certain of its affiliates. Subject to any limitations under applicable law, Mr. Fisher will be required to continue to comply with confidentiality, non-solicitation and non-competition obligations in order to continue to receive these severance benefits.
Mr. Garrison's Employment Agreement
In connection with his appointment as Chief Financial Officer, the Company and Mr. Garrison entered into an employment agreement (the “Garrison Agreement”), effective as of January 29, 2024. Pursuant to the Garrison Agreement, Mr. Garrison will receive an annual base salary of $375,000 and a target annual bonus opportunity equal to 75% of his base salary. Mr. Garrison received an initial equity grant consisting of 64,600 stock options to purchase shares of the Company’s common stock, which will vest in three equal installments on each of the first three anniversaries of January 29, 2024, subject to Mr. Garrison’s continued employment with the Company. In the event that Mr. Garrison’s employment is terminated by the Company without “cause” or if Mr. Garrison resigns for “good reason,” the Company will provide Mr. Garrison with the following severance payments and benefits: (i) 12 months’ of continued base salary payments, payable over 12 months, and (ii) reimbursement for the employer portion of continuation coverage premiums under COBRA for 12 months following his separation date. Mr. Garrison’s receipt of the foregoing payments and benefits would be subject to his execution of an effective release of claims against the Company and certain of its affiliates. Subject to any limitations under applicable law, Mr. Garrison will be required to continue to comply with confidentiality, non-solicitation and non-competition obligations in order to continue to receive these severance benefits.
Annual Incentive Plan
We provide an AIP for named executive officers to achieve certain milestones within the Company and, where appropriate, to advance business line performance on a year-over-year basis. This annual short-term cash incentive opportunity provides an incentive for our executives to manage our businesses to achieve targeted financial results. No incentives were paid to our named executive officers under the 2025 AIP or the 2024 AIP.
Equity Incentive Plan
From time to time, the Company grants equity incentive awards to our named executive officers and other selected employees. Prior to adoption of the 2020 Plan, such awards were granted under the 2013 Plan. The 2020 Plan was approved by stockholders at the 2020 annual meeting of stockholders, and therefore no new awards will be granted under the 2013 Plan (although outstanding awards under the 2013 Plan will continue to be governed by the terms of the 2013 Plan). The 2020 Plan is administered by our Board, or a committee thereof. Currently the plan is administered by the Compensation Committee. The administrator has authority to interpret the plan provisions and make all required determinations under the 2020 Plan (including making appropriate adjustments to reflect stock splits and similar events). Employees, directors and consultants of the Company and its subsidiaries are eligible for award grants under the 2020 Plan. Awards of stock options, stock appreciation rights, restricted stock, restricted stock units and other awards may be granted under the plan.
In August 2023, we established the 2023 Plan, pursuant to which the Company issued stock options to purchase 240,000 shares. During 2024, the Board approved an amendment the 2023 Plan to increase option share availability, and issued an additional 148,200 incentive stock options, 64,600 which were granted to Mr. Garrison, and 32,300 of which were granted to Mr. Fisher. During 2025, we issued 69,702 incentive stock options.

PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”), and certain aspects of the financial performance of the Company. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see the section entitled “Executive Compensation.”

Year	Summary Compensation table total for PEO(1)(2)	Compensation actually paid to PEO(1)(4)	Average Summary Compensation Table total for Non-PEO Named Executive Officers(2)(3)	Average compensation actually paid to Non-PEO Named Executive Officers(4)	Value of initial fixed $100 investment based on Total stockholder return(5)	Net loss (thousands)(6)
2025	$1,031,938	$(27,627)	$452,850	$241,139	$25.32	$(811)
2024	$706,950	$420,093	$611,153	$512,651	$43.31	$(30,298)
2023	$2,382,143	$1,259,121	$421,580	$108,158	$57.11	$(1,570)
(1)During 2023, Mr. Brian Linscott served as PEO until June 16, 2023. Kirk Davis succeeded Brian Linscott as PEO on June 19, 2023. During 2024, Mr. Davis was our only PEO. During 2025, Mr. Davis served as PEO through January 26, 2025. David Fisher served as PEO for the remainder of 2025; he succeeded Mr. Davis as Interim Chief Operating Officer effective as of January 27, 2025, and was appointed as President effective as of June 2 2025
(2)Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEOs, Messrs. Fisher, Davis and Linscott, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for that applicable year.
(3)Our Non-PEO NEOs for 2025 and 2024 are David Garrison and Robert Wyman. Our Non-PEO NEOs for 2023 are Laurilee Kearnes, Robert Wyman and David Garrison.
(4)Amounts reported in these columns represent “compensation actually paid” as calculated in accordance with Item 402(v) of Regulation S-K. A reconciliation of the adjustments for our PEOs, Messrs. Fisher, Davis and Linscott, and for the average of the Non-PEO NEOs is set forth in the Reconciliation of SCT to CAP Table below, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP Amounts from SCT amounts.
(5)Total Stockholder Return (TSR) is cumulative for the measurement periods beginning on December 31, 2022 and ending on December 31, of each of 2025, 2024 and 2023, respectively, calculated in accordance with Item 201(e)(1)(ii) of Regulation S-K.
(6)Amounts reported in this column represent “Net Income (loss)” for each applicable year as set forth in our Consolidated Statements of Comprehensive Income included in our Annual Report on Form 10-K for each of the applicable years.

	2025		2024		2023
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from SCT	$1,031,938	$452,850	$706,950	$611,153	$2,382,143	$421,580
Adjustment for stock awards
(Minus) SCT amounts for stock awards	(573,305)	(113,750)	—	(263,267)	(908,964)	—
Addition: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end	359,512	37,625	—	169,011	1,077,056	—
Addition: Year over Year change in Fair Value as of the Last day of the covered year of outstanding and unvested equity awards granted in prior years	(37,050)	(37,049)	(191,238)	(9,446)	(49,000)	(90,900)
Addition: Vesting date fair value of equity awards granted and vested in the covered year	—	—	—	—	—	—
Addition: Change in Fair value as of the vesting date of equity awards granted in prior years that vested during the covered year (measured from the end of the prior fiscal year).	(18,523)	(19,286)	(95,619)	5,200	(288,354)	(144,002)
(Minus): Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the covered year	(790,199)	(79,251)	—	—	(953,760)	(78,520)
Compensation actually paid	$(27,627)	$241,139	$420,093	$512,651	$1,259,121	$108,158

Relationship Between “Compensation Actually Paid” and Certain Performance Measures shown in the Table
Relationship between CAP and TSR
The graphs below illustrate the relationship between CAP for the PEO and Non-PEO NEOs and our TSR.

COMPENSATION PAID V. TSR
COMPENSATION
TOTAL SHAREHOLDER RETURN
1,500,000
1,400,000
1,300,000
1,200,000
1,100,000
1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
-100,000
200
180
160
140
120
100
80
60
40
20
0
2023
2024
2025
PEO Compensation actualy paid
Average Non-PEO NEOs Compensation actually paid
TSR

Relationship between CAP and Net Income (Loss)
The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our Net loss.

COMPENSATION PAID V. NET INCOME (LOSS)
COMPENSATION
NET INCOME (LOSS)
2,000,000
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
40,000
30,000
20,000
10,000
0
-10,000
-20,000
-30,000
-40,000
2023
2024
2025
PEO Compensation actually paid
Average Non-PEO NEOs Compensation actually paid
Net Income

DIRECTOR COMPENSATION
Under our director compensation program in 2025, we provided compensation to our directors who are not employed by us or any of our subsidiaries (referred to herein as “non-employee directors”) as follows:

Annual Retainer for General Director	$60,000
Annual Retainer for Chairman of the Board	$90,000
Annual Equity Awards	27,861 shares of restricted stock units equating to $90,000
Annual Committee Chair Fee	$7,500 to $20,000
Various Special Project Fees	$230,000
Each independent director was able to elect, annually or in connection with such director’s appointment to the Board, to receive all or a portion of such director’s cash compensation otherwise payable for such director’s services in shares of the Company’s common stock. These shares of common stock are granted as soon as administratively practicable following the end of each of the Company’s fiscal quarters. The number of shares delivered is based on the market value of one share of the Company’s common stock on the NASDAQ as of the last day of the immediately preceding quarter, in accordance with the 2020 Plan.
In 2019, the annual cash retainer was increased to $60,000 and the annual equity retainer was increased to $90,000, to compensate the directors for their increased time and efforts. In December of 2019, the Board determined to maintain the annual retainers at 2019 levels. During 2020, the Board decided to reduce the annual equity retainer to 18,000 shares of the Company's common stock. In addition, in July of 2020 the Board determined to eliminate the separate committee retainer fees (other than a stipend for the Chair of each Committee) and ceased paying such fees on July 22, 2020. Non-employee directors only received their annual retainer fee after that date. This practice continued in 2024 and 2025.
2025 Director Compensation for Non-Employee Directors
The following table sets forth the total compensation paid to our non-employee directors for their service on the Board during fiscal 2025:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	All Other Compensation($)(3)	Total ($)
John H. Griffin Jr.	167,500	90,000	120,000	377,500
Bradley Radoff	60,000	90,000	—	150,000
Genni Combes	95,000	90,000	60,000	245,000
Elizabeth Ross	75,000	90,000	120,000	285,000
(1)This column includes annual Board and committee retainer fees that the directors received in cash.
(2)Each of the non-employee directors was granted restricted stock units in 2025 with a grant date fair value of $90,000 (rounded down to the nearest whole share), computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see note G of our audited financial statements for the fiscal year ended December 31, 2025 included in our Form 10-K for the same period. Restricted stock units granted in 2025 provide for vesting on the first anniversary of the date of grant.
(3)All other compensation includes special project fees and compensation for other nonroutine assignments.
Director Stock Ownership Guidelines
Under our Corporate Governance Principles and Stock Ownership Guidelines, non-employee directors are encouraged to hold five times the annual cash retainer amount in company stock (an increase from three times the annual cash retainer amount). Employee directors are also subject to the Stock Ownership Guidelines, but such guidelines relate to their management level, rather than directorship status. Currently, each of our directors is in compliance with, or is endeavoring to work toward compliance with this policy.

PROPOSAL 1
Election of Directors
We currently have four non-executive directors serving on our Board, and we are nominating all four of our sitting directors for reelection. The directors elected at the Annual Meeting will be elected to serve a term ending at our 2027 annual meeting of stockholders (and, in each case foregoing, until their successors are duly elected and qualified, or their earlier death, resignation or removal).
Directors will be elected with the affirmative vote of a majority of the votes cast in favor of his or her election at the Annual Meeting virtually or by proxy (i.e., the number of votes “for” such director’s election constitutes more than the number of votes “withheld” with respect to such director’s election). Pursuant to our Bylaws, each nominee has submitted an irrevocable resignation as a director, which resignation will become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose.
The nominees for directors are (1) Genni Combes, (2) Elizabeth Ross, (3) John H. Griffin, Jr. and (4) Bradley Radoff, each of whom is currently serving as a director. Each nominee has indicated his or her willingness to serve as a director if elected. If, however, a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy, and if any director is unable to serve his full term, the Board may reduce the size of the Board or designate a substitute to fill the vacancy.
Information with respect to the nominees is set forth in the section entitled “Directors and Executive Officers.” Our Board believes each of the nominees possess the necessary experience, qualifications, attributes and skills to provide significant value to Harte Hanks.
The accompanying proxy card will not be voted for anyone other than the Board’s nominees or designated substitutes. The persons named in the accompanying proxy card will vote to elect the Board’s nominees unless, by marking the appropriate space on the proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote.
Board Recommendation on Proposal
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED PROXY CARD.
The management proxy holders will vote all duly submitted proxies FOR election of all of our director nominees named on the enclosed proxy card unless duly instructed otherwise.

PROPOSAL 2
ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS (SAY ON PAY)
Say-on-Pay
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders with a non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and related tables and disclosure (commonly referred to as “say-on-pay”). At our 2023 Annual Meeting, the stockholders approved, on an advisory basis, a frequency of every one (1) year for casting advisory votes to approve named executive officer compensation. The next say-on-frequency vote is expected to occur at our 2029 annual meeting of stockholders.
Our Board recognizes the interest our investors have in the compensation of our executives, and how our company manages compensation in light of business needs and market expectations. Specifically, we are seeking a vote on the following resolution:
RESOLVED, that the stockholders of Harte Hanks, Inc. approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement for the 2026 Annual Meeting.
We have adopted a policy of holding say-on-pay votes on an annual basis. We have adopted an executive compensation philosophy designed to provide strong alignment between executive pay and performance, and to focus executives on making decisions that enhance our stockholder value in both the short and long term. Executives are compensated in a manner consistent with our strategy, competitive practices, stockholder interest alignment, and the Compensation Committee’s view of evolving compensation governance standards. Stockholders are encouraged to read the compensation tables and the related narrative disclosure in this proxy statement. The Compensation Committee monitors our compensation policies and decisions to ensure that they are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a challenging and competitive environment. The Compensation Committee has designed our executive compensation and benefit programs to attract, motivate and retain a talented management team and to appropriately reward individual contributions to the achievement of our strategic goals. We believe that stockholders are generally supportive of our executive compensation programs, as evidenced by the fact that our executive compensation program was approved by 99.47% of the votes cast at last year’s say on pay vote.
The Board, like the Company’s executive officers, is cognizant of the prior declines faced by the Company. Nevertheless, the Company operates in an environment where there is competition for talent, and when executive officers take on additional responsibilities as they navigate a turnaround, providing meaningful compensation that serves to reward their efforts, if successful, is essential. The Compensation Committee believes the compensation for our executive officers is competitive and that our compensation practices have enabled Harte Hanks to attract and retain the executive talent needed for the turnaround the Company is engaged in. The Compensation Committee also finds the named executive officers’ total compensation to be fair and reasonable for our circumstances, and consistent with the Company’s executive compensation philosophy.
Board Recommendation on Proposal
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL (ON A NON-BINDING ADVISORY BASIS) OF OUR NAMED EXECUTIVE OFFICER COMPENSATION DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RESOLUTION ABOVE.
The management proxy holders will vote all duly submitted proxies FOR the approval (on a non-binding advisory basis) of our named executive officer compensation disclosed in this proxy statement pursuant to the resolution above unless duly instructed otherwise.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its charter, the Audit Committee has selected Wolf & Company P.C. (“Wolf”) as the Company’s independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2026 and to render other services required of them. The Board is submitting the selection of Wolf for ratification at the Annual Meeting. Representatives of Wolf are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Selection of Independent Registered Public Accounting Firm
The submission of this matter for ratification by stockholders is not legally required. However, the Board and the Audit Committee believe that such submission provides an opportunity for stockholders to give direct feedback to the Board and the Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of Wolf, the Audit Committee will reconsider the selection of such firm as our independent registered public accounting firm, although the results of the vote are not binding on the Audit Committee.
The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace our independent registered public accounting firm. Ratification by the stockholders of the selection of Wolf does not limit the authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm at any time during the year or thereafter, and the failure to gain such ratification does not limit the Audit Committee’s authority to retain Wolf.
Board Recommendation on Proposal
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF WOLF AS HARTE HANKS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.
The management proxy holders will vote all duly submitted proxies FOR the ratification of the selection of Wolf as Harte Hanks’ independent registered public accounting firm for the year ending December 31, 2026 unless duly instructed otherwise.
Audit Committee Report
In connection with the Company’s consolidated financial statements for the year ended December 31, 2025, the Audit Committee:
•reviewed and discussed the audited financial statements with management;
•discussed with the independent registered public accounting firm auditing the Company’s financial statements, Wolf, the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committee; and
•received the written disclosures and the letter from Wolf as required by the Public Company Accounting Oversight Board regarding Wolf’s communications with the Audit Committee concerning independence and has discussed with Wolf its independence.
Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
The foregoing report is respectfully submitted by the members of the Audit Committee at the time the Company’s consolidated financial statements for the year ended December 31, 2025 were approved.

Genni Combes, Chair	Bradley Radoff	John H. Griffin, Jr.
The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under those Acts.

Independent Auditor Fees and Services
Wolf has served as our independent accountant since September 2024 and continues to serve as our independent accountant through the date of the annual meeting, and ongoing.
Baker Tilly US, LLP (“BT”) served as our independent accountant in January through August of fiscal 2024. Wolf continues to serve as our independent accountant through the date of the annual meeting, and ongoing.
The following table sets forth the aggregate amount of various professional fees billed by our independent accountants:
Baker Tilly US, LLP

Years Ended December 31,
2024
Audit fees	$250,466
Audit related fees	94,500
Tax Fees (relating to state, federal and international tax matters)	—
All Other Fees	—
Total audit and audit-related fees	$344,966
Wolf & Company P.C.

	Years Ended December 31,
	2025	2024
Audit fees	$644,000	$539,000
Audit related fees	—	—
Tax Fees (relating to state, federal and international tax matters)	—	—
All Other Fees	—	—
Total audit and audit-related fees	$644,000	$539,000
Audit Fees. Audit fees consist of aggregate fees for the annual financial statement audit, quarterly financial statement reviews and services in connection with filings with the SEC. All audit fees are approved by the Board.
Audit-Related Fees. Audit-related fees consist of aggregate fees for assurance and related services other than those included under “Audit Fees” above. Includes charges for statutory audits of certain of the Company’s foreign subsidiaries required by countries in which they are domiciled in 2025 and 2024.
Tax Fees. Tax fees include fees for professional services for tax compliance, tax advice and tax planning, primarily, fees related to tax preparation services. All tax fees are approved by the Audit Committee.
All Other Fees. Other fees include fees for products and services other than the services reported above. All other fees are approved by the Audit Committee.
Pre-Approval Policies and Procedures
Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee Charter. The Audit Committee considers whether the audit fees disclosed above are compatible with maintaining Wolf’s independence and has so determined that the service provided by Wolf is compatible with maintaining Wolf’s independence. The Audit Committee pre-approved all audit services provided to us by Wolf in 2025 and those proposed to be provided by Wolf in 2026.

OTHER BUSINESS
The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth above, and no matter has been presented to the Company within the proper time period afforded by the Bylaws. If any other matter requiring a vote of stockholders was timely properly preserved, then the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
There are two different deadlines for the submission of stockholder proposals. Stockholder general proposals (not for the election of directors) that are being submitted for inclusion in our proxy statement and form of proxy for our 2027 annual meeting of stockholders (the “2027 Meeting”) must be received by us at our principal executive offices located at 1 Executive Drive, Suite 303, Chelmsford, MA 01824, no later than December 10, 2026. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act, and under our Bylaws, stockholder nominations for election of directors that are being submitted other than for inclusion in the proxy statement and form of proxy for our 2027 Meeting must be received at our principal executive offices no earlier than January 21, 2027 and no later than February 20, 2027. Such proposals when submitted must be in full compliance with applicable law and our Bylaws. Any stockholder proposals not received by such applicable dates will be considered untimely.
ALL STOCKHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, WHICH WILL BE MAILED TO YOU ON OR ABOUT APRIL 9, 2026.
IMPORTANT
Your vote at the Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly.

Proxy card

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 20, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HHS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received prior to May 21, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92724-P46469 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARTE HANKS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) John H. Griffin, Jr.
02) Genni Combes
03) Elizabeth Ross
04) Bradley Radoff

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve (on a non-binding advisory basis) the compensation of our named executive officers.	☐	☐	☐
3. To consider and vote upon the ratification of Wolf & Company, P.C., as Harte Hanks' independent registered public accounting firm for the fiscal year ending on December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V92725-P46469

HARTE HANKS, INC.
Annual Meeting of Stockholders
May 21, 2026 2:00 PM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Garrison and David Fisher, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HARTE HANKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 21, 2026, via a live webcast at www.virtualshareholdermeeting.com/HHS2026, or at such other time and place to which the Annual Meeting may be adjourned or postponed.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side